EXHIBIT 23.01

                        INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the use in the June 30, 2001 Form 10-QSB of our review report dated August 20, 2001 (except for Note 12, as to which the date is November 16, 2001) accompanying the financial statements and schedules.


/s/ Summers, Spencer & Cavanaugh, CPAs, Chartered

Summers, Spencer & Cavanaugh, CPAs, Chartered

December 26, 2001